Trading Symbol:
ITAC: OTCBB, Frankfurt-Neuer Markt

FOR IMMEDIATE RELEASE

INTACTA Technologies Announces Gold Release
of Healthcare Communication Product Suite

INTACTA.CODE™ Extends HIPAA Privacy Policies to Everyday Workflow

Atlanta, GA, October 3, 2001:INTACTA Technologies, Inc. (OTCBB and Frankfurt-Neuer Markt:ITAC) announced today the gold release of their suite of communication products designed to assist Healthcare Organizations meet HIPAA privacy policies for Protected Health Information (PHI) across standard fax & email systems. Physicians Practices, Hospitals, Payors and Clearing Houses can deploy the client/server based applications which utilize the INTACTA.CODE data encoding and decoding engines, to securely share patient information across existing workflow processes (i.e. hard copy forms, fax, or email) while simultaneously supporting HIPAA Compliance Programs encompassing privacy policies.

"HIPAA applies to any organization that electronically transmits, stores or uses identifiable medical or mental health information. However, once protected health information becomes non-electronic, by being printed for example, it is more difficult to afford it the protection of the safeguards in the proposed HIPAA Privacy and Security Rule." said INTACTA President and CEO Noel Bambrough. "INTACTA Express & Bridgeway were designed to address both electronic and printed forms of patient information. They can be quickly and easily adopted by hospitals, clinics, health insurance companies, small physician practice groups, with existing fax and email systems".

INTACTA's lineup, includes:

INTACTA Express - Healthcare Edition is a simple, easy to use Windows application designed to assist Healthcare Organizations meet HIPAA privacy policies for Protected Health Information (PHI) across standard fax & email systems;

  Provides secure faxing and email of patient information.
  Easily connects to Microsoft Outlook™.
  Integrates with Microsoft Word™ - works with any document.
  Supports scanning of existing paper-based information
  Built in Send & Receive Logs with detailed audit reporting.

INTACTA Bridgeway™ - Healthcare Edition v1.5, a powerful client/server communications solution, designed to provide centralized management as the workflow using INTACTA.CODE (to provide privacy for PHI messages) is transmitted among Physicians Practices, Hospitals, Payors and Clearing Houses.

  Easy server set-up and configuration guides.
  Simple and configurable "right-click" and "drag n drop" user interface controls.
  Supports existing fax servers and email systems like Microsoft Outlook™ & Symantec's WinFax PRO™
  Automatically converts any external file type into INTACTA.CODE™.
  Built in and configurable archive and auditing tools
  Supports back-end ODBC conduits, and custom development APIs via INTACTA.CODE™ SDKs

Healthcare companies may purchase Express and Bridgeway directly from INTACTA. INTACTA has also opened discussions with VARs (Value Added Resellers) and System Integrators (SIs) to distribute their products to the healthcare marketplace, and provide additional support. "We believe our products will

Intacta Technologies Inc.
News Release, October 3, 2001

appeal to Healthcare solution providers." said Noel Bambrough. "Healthcare solution providers can quickly leverage our front-end packages while maintaining the integration components necessary to deliver a sustainable solution to their customers".

Details about INTACTA's reseller programs are available at http://wwwintacta.com.

About INTACTA Technologies Inc.
 INTACTA (OTCBB:ITAC) is a U.S. based software company headquartered in Atlanta, Georgia. INTACTA is an Atlanta based technology company that has built a patented solution for fax and email workflow in the healthcare market. Through compression, encryption, and error correction and encoding engines, we make the transfer of patient information and other related healthcare information easy to integrate into office processes, simple to use and comply with Healthcare Organization's HIPAA Compliance Programs.

About INTACTA.CODE
 INTACTA's patented technology that, through its unique combination of compression, encoding and error correction processes, transforms any data including text, graphic, audio or video into INTACTA.CODETM. INTACTA.CODE technology provides solutions and applications that enable enterprises to bridge their communications and management information systems across digital and non-digital media.
http://www.intacta.com.

Forward-looking statements

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Such risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.

Company Contact:
Noel Bambrough
Intacta Technologies Inc.
404-880-9919
 nbambrough@intacta.com

All product names mentioned are trademarks or registered trademarks of their respective holders and are used for identification purpose only.

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